UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2008

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-6948 (Commission File Number)	38-1016240 (IRS Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On November 17, 2008, SPX Corporation’s (the “Company’s”) Board of Directors amended and restated the Company’s bylaws.  The amendments contained in Article II, Sections 1, 2, 8 and 10, and Article III, Section 11:

(i)       clarify the difference between Rule 14a-8 stockholder proposals and other stockholder proposals;

(ii)      clarify the difference between stockholder proposals for the nomination of directors and stockholder proposals for other business;

(iii)     clarify that the only business to be conducted at a special Board meeting is business scheduled by the Board;

(iv)     expand information to be included in stockholder proposals and provided by director nominees; and

(v)      clarify that the adjournment of a meeting would not commence a new time period for the giving of a stockholder’s notice.

In addition, Article I, Section 2 of the bylaws was amended to update the address of the principal offices of the Company.

Item 9.01.              Financial Statements and Exhibits.

The following exhibits are filed herewith.

Exhibit Number	Description

3.1	Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: November 18, 2008	By:	/s/ Kevin L. Lilly
Kevin L. Lilly
Senior Vice President, Secretary
and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws